UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2009

TRANSCEND SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18217	33-0378756
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

One Glenlake Parkway, Suite 1325, Atlanta, GA 30328

(Address of principal executive offices, including zip code)

(678) 808-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement;

On September 11, 2009, Transcend Services, Inc. (“Transcend”) announced that it has entered into a five-year single-source contract to provide medical transcription services to Health Management Associates, Inc. (“HMA”).

Prior to signing this agreement, Transcend had individual contracts with approximately 45 of HMA’s 56 hospitals. The new agreement expands the existing relationship between Transcend and HMA to include the remaining 11 HMA hospitals which are currently using other transcription service providers. These hospitals will be transitioned to Transcend over a six-month period starting on October 1, 2009. In addition, pursuant to the terms of the agreement any future hospitals acquired or managed by HMA will transition to Transcend as soon as practicable. HMA’s hospitals also have approximately 80 transcriptionists who will be offered the opportunity to join the Transcend team on or about October 1, 2009. Transcend expects the incremental impact of the new agreement to be accretive to annual diluted earnings per share once the new hospital implementations are complete.

This Form 8-K contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that represent Transcend’s expectations, anticipations or beliefs about future events, including, the impact of entering into the agreement with HMA upon our operating results, financial condition, liquidity, expenditures, and compliance with legal and regulatory requirements. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially depending on a variety of important factors. Factors that might cause or contribute to such differences include, but are not limited to, the performance of HMA under the agreement, the acceptance or rejection of offers of employment by HMA transcriptionists, the costs associated with servicing additional HMA hospitals, loss of significant customers, the mix of revenue, changes in pricing policies, delays in revenue recognition, lower-than-expected demand for the Company’s services, business conditions in the health care market, general economic conditions, and the risk factors detailed in our periodic, quarterly and annual reports on Forms 8-K, 10-Q and 10-K that we file with the Securities Exchange Commission (“SEC”) from time to time. With respect to such forward-looking statements, we claim protection under the Private Securities Litigation Reform Act of 1995. Our SEC filings are available from us, and also may be examined at SEC (http://www.sec.gov). In addition, factors that we are not currently aware of could harm our future operating results and financial condition. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this Form 8-K. The Company undertakes no obligation to make any revisions to the forward-looking statements or to reflect events or circumstances after the date of this filing, except as required by law.

Item 7.01.	Regulation FD Disclosure

A copy of the press release dated September 11, 2009 announcing the HMA contract is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibits are filed with this current report on Form 8-K:

Exhibit No.	Description
10.1	Transcription Services Agreement between Transcend Services, Inc. and Hospital Management Associates, Inc., dated September 11, 2009. The Company has requested confidential treatment of this exhibit.

99.1	Press release of Transcend Services, Inc. dated September 11, 2009.

The agreement identified in this report as an exhibit is between and among the parties to it, and is not for the benefit of any other person. The agreement speaks as of its date, and the Company does not undertake to update it, unless otherwise required by the terms of the agreement or by law. The agreement, including the Company’s representations, warranties, and covenants, is subject to qualifications and limitations agreed to by the parties and may be subject to a contractual standard of materiality, and remedies, different from those generally applicable or available to investors and may reflect an allocation of risk between or among the parties to it. Accordingly, the representations, warranties and covenants of the Company contained in the agreement may not constitute strict representation of factual matters or absolute promises of performance. Moreover, the agreement may be subject to differing interpretations by the parties, and a party may, in accordance with the agreement or otherwise, waive or modify the Company’s representations, warranties, or covenants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transcend Services, Inc.

Date: September 17, 2009	/s/ Lance Cornell
Lance Cornell
Chief Financial Officer
(Principal Financial Officer)